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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549
                               -------------------


                                    FORM 8-K


                                 Current Report


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                December 21, 2005
                Date of Report (Date of earliest event reported)

                          COLLINS & AIKMAN CORPORATION
             (Exact name of registrant as specified in its charter)


            Delaware                       1-10218               13-3489233
(State or other jurisdiction of    (Commission file number)   (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                             250 Stephenson Highway
                              Troy, Michigan 48083
                    (Address of principal executive offices)
                                 (248) 824-2500

                         (Registrant's telephone number,
                              including area code)
                                 Not Applicable
          (Former name or former address, if changed since last report)
                            ------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01       Entry into a Material Definitive Agreement.

        On December 19, 2005, Collins & Aikman Corporation (the "Company") announced the appointment of Dennis Profitt as President of its Plastics division. The press release dated December 19, 2005 regarding the appointment of Mr. Profitt, attached as Exhibit 99.1 to this Form 8-K, provides further information on this appointment.

        Under the terms of Mr. Profitt's employment agreement, he is entitled to receive, among other things, an annual base salary of $475,000 and an annual bonus equal to 50% of his annual base salary. In addition, upon the Court's confirmation of a plan of reorganization or sale of substantially all of the Company's assets, Mr. Profitt is entitled to receive a portion of the Incentive Compensation Pool (as defined below), as determined by the chief executive officer. Mr. Profitt is also entitled to receive his salary and other benefits for a period of one year in the event the Company terminates him without cause.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On September 12, 2005, the United States Bankruptcy Court for the Eastern District of Michigan (the "Court") approved the motion of the Company and its affiliated debtors-in-possession for authority to enter into an employment agreement (the "Employment Agreement") with President and Chief Executive Officer, Frank E. Macher. Under the terms of the Employment Agreement, Mr. Macher will receive, among other things, an annual base salary of $750,000 and a quarterly bonus of $250,000. In addition, upon the confirmation of a plan of reorganization by the Bankruptcy Court or a sale of substantially all of the Company's assets, Mr. Macher is entitled to receive 20% of the Company's incentive compensation pool (the "Incentive Compensation Pool") that is set aside for senior executives of the Company as part of a success sharing plan approved by the Court (the "Success Fee"). The aggregate size of the Incentive Compensation Pool will vary according to either the post-reorganization enterprise value of the Company (i.e., total debt of the reorganized entity plus the market value of equity trading 60 days after the effective date of a Chapter 11 plan) or the aggregate transaction value in the event of a sale of substantially all of the Company's assets. Finally, if Mr. Macher is terminated by the Company without cause, he is entitled to a lump sum payment equal to $1,750,000 (subject to adjustment) or, in certain circumstances, the Success Fee.

        On October 7, 2005, Dave Cosgrove resigned as Controller of the Company.

        On October 31, 2005, the Company announced the appointment of Stacy L. Fox (51) as Executive Vice President, Chief Administrative Officer and General Counsel. The press release dated October 31, 2005 regarding the appointment of Ms. Fox, attached as Exhibit 99.2 to this Form 8-K, provides further information on this appointment.

        Under the terms of Ms. Fox's employment agreement, she is entitled to receive, among other things, an annual base salary of $450,000 and an annual bonus equal to 50% of her annual base salary. In addition, upon the Court's confirmation of a plan of reorganization or sale of substantially all of the Company's assets, Ms. Fox is entitled to receive a portion of the Incentive Compensation Pool, as determined by the chief executive officer. Ms. Fox is also entitled to receive her salary and other benefits for a period of one year in the event the Company terminates her without cause.

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Item 8.01       Other Events.

        On September 2, 2005, the Company received a subpoena from the United States Securities and Exchange Commission (the "SEC") seeking documents and information relating to the Company's financial statements for the 2004 and 2005 fiscal years, and documents and information relating to, among other things, accounts receivable, and supplier and customer rebates. The Company intends to fully cooperate in responding to this request, as it has to a similar grand jury subpoena from the United States Attorney's Office for the Southern District of New York and to similar prior information requests from the SEC.

        The board of director's audit committee has expanded the scope of its previously-announced, ongoing investigation into the Company's accounting for certain supplier rebates and the Company's forecasts for the first quarter of 2005 and related matters. In addition to these matters, the audit committee is also reviewing the eligibility of certain receivables pledged by the Company under its accounts receivables facility agreement with the General Electric Capital Corporation and related matters. The Company cannot currently comment upon the timing for completion of, or the ultimate scope or outcome of, the audit committee investigation, the audit or any necessary restatements.

        In late November, International Auto Components Group agreed to purchase the Company's European operations, including the Company's subsidiaries in Belgium, the Czech Republic, Germany, Netherlands, Slovakia, Spain, Sweden and the United Kingdom. The Company's European operations have been in administration in the United Kingdom, separately from the Company's Chapter 11 proceeding in the United States, and therefore have not been under the Company's control since July 15, 2005. The Company does not expect to receive any equity proceeds from the sale. As the largest creditor of the European group, the Company does however expect to receive funds from the sale as a creditor. The sale is subject to a variety of closing conditions, and there can be no assurance as to whether the sale will be consummated.

Item 9.01       Financial Statement and Exhibits.

        (c) Exhibits

                99.1 Press Release dated December 19, 2005 issued by Collins & Aikman Corporation.

                99.1 Press Release dated October 31, 2005 issued by Collins & Aikman Corporation.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 19, 2005


                                   COLLINS & AIKMAN CORPORATION


                                   By: /s/ Stacy Fox
                                       ----------------------------------
                                       Name:  Stacy Fox
                                       Title: EVP, Chief Administrative
                                              Officer & General Counsel

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                                  EXHIBIT INDEX


               Exhibit       Exhibit
                No.

                99.1 Press Release dated December 19, 2005 issued by Collins & Aikman Corporation.

                99.1 Press Release dated October 31, 2005 issued by Collins & Aikman Corporation.